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                                                                     EXHIBIT 8.1

                      [VINSON & ELKINS L.L.P. LETTERHEAD]


Williams Energy Partners L.P.
One Williams Center
Tulsa, Oklahoma 74172

         RE: WILLIAMS ENERGY PARTNERS L.P.; REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for Williams GP LLC (the "General Partner") and Williams Energy Partners L.P., a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of (i) units representing limited partner interests in the Partnership (the "Units"), (ii) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") and (iii) guarantees (the "Guarantees") of such Debt Securities by Williams GP Inc., a Delaware corporation, Williams OLP, L.P., a Delaware limited partnership, Williams Acquisition (DE) LLC, a Delaware limited liability company, Williams NGL, LLC, a Delaware limited liability company, Williams Pipelines Holdings, L.P., a Delaware limited partnership, Williams Terminals Holdings, L.P., a Delaware limited partnership, Williams Ammonia Pipeline, L.P., a Delaware limited partnership, and Williams Fractionation Holdings, L.P., a Delaware limited partnership. We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Partnership's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.

         In connection therewith, we prepared the discussion set forth under the caption "Material Tax Consequences" in the Prospectus (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

         All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and the General Partner, included in such discussion, as to which we express no opinion).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/ VINSON & ELKINS L.L.P.